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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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Filed by the Registrant x Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material under § 240.14a-12

EVOLENT HEALTH, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☒     No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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☐    Fee paid previously with preliminary materials.
☐    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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*** YOUR VOTE IS IMPORTANT***

May 21, 2021

Dear Evolent Health Stockholder:

The Annual Meeting of Stockholders is soon approaching and is scheduled to be held virtually at https://web.lumiagm.com/209916247(password “evolent2021”) on Thursday, June 10 at 10:00 AM Eastern Time.

We are sending this reminder notice because according to records from the vote processor your shares are unvoted. Voting is quick and easy. We urge you promptly to submit your vote by internet or telephone by using the control number located on the enclosed voting instruction form.

Regardless of the number of shares you own; your vote is very important.

The Board of Directors unanimously recommends that stockholders vote FOR the proposals to amend our certificate of incorporation to declassify our board and eliminate our super majority voting provisions. (Proposals 1 & 2). Each of these proposals requires approval from seventy- five percent of the outstanding shares entitled to vote with respect thereto. As such, not voting is the same as voting against.

The Board also recommends you vote FOR each of the four nominees, FOR the ratification of auditors, FOR the advisory vote on executive compensation and FOR an amendment to the 2015 Incentive Plan. (Proposals 3, 4, 5 and 6).

If you have any questions or need assistance voting your shares, please contact our proxy solicitor, Saratoga Proxy Consulting at (888) 368-0379 or (212) 257-1311.

Thank you for your continued support,

Evolent Health, Inc.